Exhibit 99.1

Colony Capital, LLC and Colony Financial, Inc. Provide $206 Million Secured Loan to William Lyon Homes

Los Angeles, Calif., October 21, 2009/Business Wire/ — Investment vehicles managed by Colony Capital, LLC, and Colony Financial, Inc. (NYSE: CLNY) (“Colony Financial”), a newly formed real estate finance company focused on acquiring, originating and managing commercial mortgage loans, today announced the origination of a $206 million maximum principal senior secured term loan facility to William Lyon Homes. Colony Financial will fund $50 million of this loan facility alongside $156 million to be funded by the other participating investment funds managed by Colony Capital.

Colony Capital and Colony Financial were selected to provide this first lien mortgage financing based on their extensive experience in real estate financing, competitive terms, timing, certainty of funding and the ability to negotiate and close the transaction in a short period.

“With more than 50 years of experience in the homebuilding industry, William Lyon Homes has built an envious operating record through multiple housing cycles,” said Thomas J. Barrack Jr., founder, chairman and CEO of Colony Capital. “We believe in the long-term fundamentals of the industry and are encouraged by the recent improvement in housing fundamentals. General Lyon has built a superb company and a best-in-class management team, which is well-positioned to take advantage of extremely attractive opportunities the industry has not seen for several decades.”

General William Lyon, Chairman and Chief Executive Officer of William Lyon Homes, stated, “We are extremely pleased to announce the completion of our senior secured term loan facility with Colony Capital. Colony’s excellent reputation and long history of success in real estate financing make them the ideal partner, and this transaction has laid a foundation for a strong relationship.”

Bill H. Lyon, President and Chief Operating Officer of William Lyon Homes, added, “The liquidity provided by this facility provides William Lyon Homes with the resources and flexibility to capitalize on opportunities in the marketplace and to continue with our strategic initiatives.”

William Lyon Homes intends to use the proceeds from this facility to enhance liquidity, repurchase debt and restructure its balance sheet, as well as for opportunistic land acquisitions and general corporate purposes.

“We are pleased to have the opportunity to execute such a significant high-yielding, quality investment just three weeks after our initial public offering,” said Richard Saltzman, Chief Executive Officer and President of Colony Financial. “This first major investment is a testament to the relationships we enjoy in the commercial real estate marketplace and is viewed as a prototype for future transactions within the REIT. The attractive yield profile, high cash pay feature and first-lien security within the capital structure are what make this transaction attractive to Colony Financial. We are being selective in our asset allocation, focused on building the optimal portfolio for the long term.”

About William Lyon Homes

William Lyon Homes is primarily engaged in the design, construction and sale of new single-family detached and attached homes in California, Arizona and Nevada. Its corporate headquarters is located in Newport Beach, California. For more information about William Lyon Homes and its new home developments, please visit its website at www.lyonhomes.com.

About Colony Capital, LLC

Founded in 1991 by Chairman and Chief Executive Officer Thomas J. Barrack, Jr., Colony Capital is a private, international investment firm focusing primarily on debt and equity investments in real estate-related assets and operating companies. The firm has invested more than $39 billion in over 8,800 assets through various corporate, portfolio and complex property transactions. Colony has a staff of more than 200 and is headquartered in Los Angeles, with offices in New York, Boston, Hawaii, London, Madrid, Paris, Rome, Beirut, Hong Kong, Beijing, Tokyo, Seoul and Taipei. For more information, visit www.colonyinc.com.

About Colony Financial, Inc.

Colony Financial is a newly formed real estate finance company that will focus primarily on acquiring, originating and managing commercial mortgage loans, which may be performing, sub-performing or non-performing loans (including loan-to-own strategies), other commercial real estate-related debt investments, CMBS, REO properties and other real estate-related assets. Colony Financial intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. For more information, visit www.colonyfinancial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond Colony Financial’s or William Lyon Homes’ control, that may cause actual results to differ significantly from those expressed in any forward-looking statement.

Colony Financial’s statements regarding the following subjects, among others, may be forward-looking: use of proceeds of the offering; business and investment strategy; projected operating results; actions and initiatives of the U.S. Government, including the establishment of the TALF and the PPIP, and changes to U.S. Government policies and the execution and impact of these actions, initiatives and policies; the ability to obtain financing arrangements; financing and advance rates for Colony Financial’s target assets; expected leverage; general volatility of the securities markets in which Colony Financial invests; expected investments; expected co-investment allocations and related requirements; interest rate mismatches between Colony Financial’s target assets and its borrowings used to fund such investments; changes in interest rates and the market value of Colony Financial’s target assets; changes in prepayment rates on Colony Financial’s target assets; effects of hedging instruments on Colony Financial’s target assets; rates of default or decreased recovery rates on Colony Financial’s target assets; the degree to which hedging strategies may or may not protect Colony Financial from interest rate volatility; impact of changes in governmental regulations, tax law and rates, and similar matters; Colony Financial’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; Colony Financial’s ability to maintain its exemption from registration under the 1940 Act; availability of investment opportunities in mortgage-related and real estate-related investments and other securities; availability of qualified personnel; estimates relating to Colony Financial’s ability to make distributions to its stockholders in the future; Colony Financial’s understanding of its competition; and market trends in Colony Financial’s industry, interest rates, real estate values, the debt securities markets or the general economy.

For a further discussion of these and other factors that could cause Colony Financial’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Colony Financial’s final prospectus relating to this offering, and other risks described in documents subsequently filed by Colony Financial from time to time with the Securities and Exchange Commission.

The principal factors that could cause William Lyon Homes’ actual performance and future events and actions to differ materially from forward-looking statements included herein, include, but are not limited to, persisting weakness or worsening in general economic conditions either nationally or in regions in which William Lyon Homes operates, persisting weakness or worsening in the markets for residential housing, further decline in real estate values resulting in further impairment of the company’s real estate assets, volatility in the banking industry and credit markets, terrorism or other hostilities involving the United States, whether an ownership change occurred which could, under certain circumstances, have resulted in the limitation of William Lyon Homes’ ability to offset prior years’ taxable income with net operating losses, changes in home mortgage interest rates, changes in generally accepted accounting principles or interpretations of those principles, change in government legislation and/or rules under the tax code which could affect the results of operations, changes in prices of homebuilding materials, labor shortages, adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, changes in governmental laws and regulations, whether William Lyon Homes is able to refinance the outstanding balances of its debt obligations at their maturity, the time of receipt of regulatory approvals and the opening of projects and the availability and cost of land for future growth. For a further discussion of these and other factors that could cause William Lyon Homes’ future results to differ materially from any forward-looking statements, see Item 1A, “Risk Factors” contained in William Lyon Homes’ Annual Report on Form 10-K for the year ended December 31, 2008.

All forward-looking statements regarding each party reflect such party’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, both Colony Financial and William Lyon Homes disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Investor Contacts:

Colony Financial, Inc.

Darren Tangen

Chief Financial Officer

(310) 552-7230

William Lyon Homes

Colin T. Severn

Vice President and Chief Financial Officer

(949) 833-3600

Addo Communications, Inc.

Andrew Blazier

(310) 829-5400

andrewb@addocommunications.com

Media Contact:

Owen Blicksilver PR, Inc.

Lisa Baker

(914) 725-5949

lisa@blicksilverpr.com